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                                                                   EXHIBIT 10.26

                                ROYALTY AGREEMENT


         THIS ROYALTY AGREEMENT (the "Agreement") made effective as of January 1, 1999, by and between AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation (the "Company"), and Christian Advocates Serving Evangelism, Inc. ("CASE"), a California not-for-profit corporation.


                                    SECTION 1
                                   BACKGROUND

         The Company and CASE have entered into various agreements and understandings regarding agent commissions and monies advanced by CASE to the Company; and

         The Company and CASE agree to terminate all prior agent royalty agreements and waive all rights and duties thereunder and waive all claims involving monies advanced and seek to enter into and be bound by a new comprehensive agreement.

         In consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    SECTION 2
                                      TERM

         The term of this Agreement (the "Term") is three years commencing January 1, 1999 (the "Commencement Date").

                                    SECTION 3
                                ROYALTY PAYMENTS

         3.1 Royalty Payments. In consideration of settlement of all agent royalties and claims under prior agreements, and in consideration of CASE's compliance with the Noncompetition and Nonsolicitation provisions in Sections
5.3 and 5.4 below, during the Term of this Agreement, the Company shall pay CASE royalty payments equal to $386,500 annually for 1999 and $395,000 annually for 2000 and 2001, payable in equal monthly payments. In addition, CASE will assist the Company with relationships on existing non-profit organizations that use the Company's services.

         3.2 No Withholding. CASE shall be responsible for paying all taxes, if any, imposed by any federal, state, city or other taxing authority on any amount paid under this Agreement.

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                                    SECTION 4
                                 MUTUAL RELEASE

         Subject to the satisfaction of the conditions set forth in Section 4.4 below:

         4.1 The Company's Release. The Company hereby releases and forever discharges CASE and its successors and assigns from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether known or unknown, foreseen or unforeseen, liquidated or contingent, currently existing or arising in the future), arising from any act, omission, event, conduct or transaction having occurred on or before the date of this Agreement.

         4.2 CASE's Release. CASE hereby releases and forever discharges the Company and its trustees, officers, employees, agents, counsel, subsidiaries, affiliates, successors and assigns from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether known or unknown, foreseen or unforeseen, liquidated or contingent, currently existing or arising in the future), arising from any act, omission, event, conduct or transaction having occurred on or before the date of this Agreement. Notwithstanding the foregoing, this Agreement does not modify or waive any terms of the agreement between the Company and CASE dated April 20, 1999 regarding a $850,000 convertible subordinated note advanced by CASE to the Company and does not waive or modify any payments due CASE, ACLJ-National, or Regency Productions, Inc. of 10 percent royalties based on subscribers to the Company's long-distance services obtained by those organizations.

         4.3. Representations of the Parties. Each party or the party identified represents, warrants and covenants to the other as follows:

                  (a) Organization. As to the Company, that it is an Oklahoma corporation, and as to CASE that it is a California not-for-profit corporation, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such party has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

                  (b) Authority. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary corporate action and do not require any further authorization or consent in the case of the Company by such company or its board of directors and in the case of CASE by such company or its board of directors. This Agreement is when executed and delivered by the respective party its legal, valid and binding agreement enforceable in accordance with its respective terms and conditions, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).


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         4.4 Conditions. The releases set forth in Sections 4.1 and 4.2 above are conditioned upon CASE's compliance with Sections 5.3 and 5.4 below.

                                    SECTION 5
                              OTHER DUTIES OF CASE

         5.1 Additional Information. CASE will, with reasonable notice during or after the Term, furnish information as may be in its possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal action to which the Company is or may become a party.

         5.2 Confidentiality. During the Term, CASE will not disclose or use any Confidential Information other than as necessary in carrying out its duties on behalf of the Company without first obtaining the Company's written consent; and CASE agrees to take all reasonable precautions to prevent inadvertent disclosure or use of Confidential Information. For purposes of this Agreement, "Confidential Information" is defined as: the Company's sales, sales volume, sales methods, sales proposals; customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers; amount or kind of customer purchases from the Company, its sources of supply; the Company computer programs, systems documentation, special hardware, product hardware, related software development, the Company manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions; or other confidential or proprietary information belonging to the Company or relating to the Company's affairs. Confidential Information does not, however, include the general skills and experience gained during CASE's engagement with the Company, or information publicly available through no fault of CASE, or information generally known within the industries in which the Company competes. CASE agrees that the Confidential Information is the property of the Company; the use, misappropriation, or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that CASE not disclose the Confidential Information to others or use the Confidential Information to CASE's own advantage or to the advantage of others. Upon termination of its engagement with the Company, CASE will promptly deliver to the Company all software programs, questionnaires, files, manuals, letters, notes, notebooks, reports, customer lists, and all other material containing Confidential Information which are in its possession or under its control.

         5.3 Noncompetition.

              (a) Basic Obligation. CASE will not Compete with the Company (as hereinafter defined) for a period of time equal to the Term of this Agreement or from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant (whichever is later).


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              (b) Definition of "Compete with the Company." For the purposes of this Section 5.3, the term "Compete with the Company" means action by CASE in the continental United States, direct or indirect, for its own account or for the account of others, either as an officer, director, stockholder, owner, partner, member, promoter, employee, consultant, advisor, agent, manager, creditor or in any other capacity, resulting in CASE having any pecuniary interest, legal or equitable ownership, or other financial or non-financial interest, in any corporation, business trust, partnership, limited liability company, proprietorship or other business or professional enterprise that provides long-distance telephone services or any other product or service now or hereafter offered or sold by the Company during the Term of this Agreement or any product or service similar to, competitive with, or intended to compete with any such product or service; provided, however, that the term "Compete with the Company" shall not include ownership (without any other relationship) of less than a 5% interest in any publicly-held corporation.

              (c) Reasonableness of Scope and Duration. CASE acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope.

         5.4 Non-Solicitation. During the Term of this Agreement, CASE will not without prior consent of the Company, directly or indirectly or on CASE's own account, or as agent, employee, partner, stockholder or otherwise, solicit, sell to or contract, with a view to selling any long-distance services or any other product or service offered or sold by the Company at any time during the Term of this Agreement or any product or service similar to, competitive with, or intended to compete with any such product or service, to any person, firm or corporation from whom CASE solicited any order or to whom CASE sold any product or service or otherwise dealt with on behalf of the Company, or any account that is on the Company's customer listing at any time during CASE's engagement with the Company, or hire, seek to hire, induce, solicit or cause to be solicited any employee of the Company, directly or indirectly, on its own behalf or on behalf of another employer. These provisions shall be in addition to and not in derogation of the provisions in Section 5.3 above.

         5.5 Remedies. CASE acknowledges that its services are unique and irreplaceable; that the Confidential Information which is the subject of this Agreement is valuable and unique and constitutes information proprietary to the Company; that its breach or attempted breach of any provision of Sections 5.2 through 5.4 would cause irreparable harm to the Company not compensable in monetary damages; that the Company's remedy at law for any such breach would be inadequate; and that, in addition to any other remedy, the Company shall be entitled to temporary and permanent injunctive relief to enjoin an actual or threatened breach of such provisions without being required to prove damages or furnish any bond or other security; and legal costs incurred by the Company to obtain injunctive or other relief from a court will be paid by CASE.


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                                   SECTION 65
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used will mean the other corporation, and this Agreement shall continue in full force and effect. This Section 6 is not intended to modify or limit the rights of CASE hereunder.


                                    SECTION 7
                                  MISCELLANEOUS

         7.1 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective representatives, successors and assigns. CASE may not assign its rights or delegate its obligations under this Agreement without the Company's prior written consent.

         7.2 Notices. All notices hereunder must be in writing and (a) delivered personally, (b) sent by facsimile, (c) delivered by recognized overnight courier services (expenses prepaid), or (d) sent by registered or certified mail, postage prepaid, and addressed as follows:

         If to Company to:

         AmeriVision Communications, Inc.
         5900 Mosteller Drive, Suite 1800
         Oklahoma City, Oklahoma 73112
         Attn:  David E. Grose

         If to CASE to:

         Christian Advocates Serving Evangelism, Inc.
         1000 Hurricane Shoals Road
         Suite 1100, Building D
         Lawrenceville, Georgia 30043
         Attn:  Joel Thornton


Any party may alter the address to which notices are to be sent by giving notice of such change of address in conformity with this Section 7.2. Any notice which is delivered personally, by facsimile or by recognized overnight courier in the manner provided in this Section 7.2 shall be deemed to have been duly given to the party to whom it is addressed upon actual receipt by such party. Any notice which is delivered by registered or certified mail in the manner provided in this Section 7.2 shall be conclusively presumed to have been given to the party to whom it is addressed at the


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close of business, local time of the recipient, on the third business day after it is so placed in the mail.

         7.3. Governing Law. This Agreement shall be deemed to have been made in and shall be construed and interpreted in accordance with the laws of the State of Oklahoma without giving effect to principles of conflicts of laws. Each party hereto agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located in Oklahoma, and the exclusive venue therefor shall be Oklahoma County and consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law.

         7.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter above, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter above.

         7.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

         7.6. Headings. All headings in this Agreement are for convenience of reference only, and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of its provisions.

         7.7 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by CASE and Company. None of the terms or conditions of this Agreement may be waived except in writing by the party which is entitled to the benefits above. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

         7.8 Counterparts. This Agreement may be executed in duplicate counterparts. Each counterpart will be an original and both together will constitute but one and the same document.

         7.9 Grammar. As used in this Agreement, any personal pronoun shall include the masculine, feminine, and/or the neuter thereof, and the singular of any noun or pronoun shall include the plural and the plural the singular, wherever the context may require.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Company and CASE have executed this Agreement as of the date first above written.



CHRISTIAN ADVOCATES                 AMERIVISION COMMUNICATIONS, INC.
SERVING EVANGELISM, INC.


By:  /s/ Jay Sekulow                By:    /s/ Stephen D. Halliday
     ---------------------------           -------------------------------------
Name:                               Name:  Stephen D. Halliday
Title:                              Title: President and Chief Executive Officer



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